EXHIBIT 23.2

KPMG



        KPMG Audit

        Immeuble KPMG                        Telephone: +33 (0) 1 55 68 68 68
        1. cours Valmy                       Telecopie: +33 (0) 1 55 68 73 00
        92923 Paris La Defense Cedex
        France


Inter Parfuns Inc.
551 Fifth Avenue
New York, New York 101067





March 21, 2003



INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Inter Parfums Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 (Registration N(Degree) 333-73684) of Inter Parfums Inc. of our report dated March 21, 2003, with respect to the consolidated balance sheets of Inter Parfums Holding S.A. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002, annual report on Form 10-K of Inter Parfums Inc.


Paris La Defense, March 21, 2003

KPMG Audit
A division of KPMG S.A.

/s/ Alain Bouchet
Alain Bouchet
Partner